NEWS RELEASE OppFi Exceeds 2023 Earnings Guidance, Provides Outlook for Continued Pro�table Growth in 2024 3/7/2024 Record total revenue and ending receivables for full-year 2023 Ninth consecutive year of net income Net income of $39.5 million for full-year 2023 Adjusted net income of $43.3 million for full-year 2023 Net charge o� rate as a percentage of total revenue improved by 8.1 percentage points to 43.5% for full-year 2023 Total revenue increased 10.7% year over year to $132.9 million for fourth quarter of 2023 Net income of $1.9 million for fourth quarter of 2023 Adjusted net income of $8.9 million for fourth quarter of 2023 Annualized net charge o� rate as a percentage of total revenue improved by 12.9 percentage points year over year to 46.4% for fourth quarter of 2023 CHICAGO--(BUSINESS WIRE)-- OppFi Inc. (NYSE: OPFI; OPFI WS) (“OppFi” or the “Company”), a tech-enabled, mission- driven specialty �nance platform that broadens the reach of community banks to extend credit access to everyday Americans, today reported �nancial results for the fourth quarter and year ended December 31, 2023. “We’re excited to begin 2024 and leverage our strong 2023,” said Todd Schwartz, Chief Executive O�cer and Executive Chairman of OppFi. “This year, we expect to continue focusing on pro�table growth by maintaining 1 prudent risk tolerances and scaling operating expenses efficiently. We ended 2023 with a strong balance sheet that provides us with optionality to create additional shareholder value."

Financial Summary

The following tables present a summary of OppFi's results for the three and twelve months ended December 31, 2023 and 2022.

(in thousands, except per share data) Unaudited	Three Months Ended December 31,				Change
	2023		2022		%
Total revenue	$	132,924	$	120,030	10.7%
Net income (loss)	$	1,942	$	(5,199)	137.4%
Adjusted net income (loss)(1)	$	8,883	$	(2,790)	418.4%
Adjusted EBITDA(1)	$	25,811	$	9,922	160.1%
Basic EPS	$	(0.31)	$	0.22	(240.9)%
Diluted EPS(2)	$	(0.31)	$	(0.22)	40.9%
Adjusted EPS(1,2)	$	0.10	$	(0.19)	154.1%

(in thousands, except per share data) Unaudited	Year Ended December 31,				Change
	2023		2022		%
Total revenue	$	508,949	$	452,859	12.4%
Net income	$	39,479	$	3,340	1082.0%
Adjusted net income(1)	$	43,349	$	4,976	771.2%
Adjusted EBITDA(1)	$	114,684	$	53,866	112.9%
Basic EPS	$	(0.06)	$	0.51	(111.8)%
Diluted EPS(2)	$	(0.06)	$	0.05	(220.)%
Adjusted EPS(1,2)	$	0.51	$	0.06	763.0%

(1) Non-GAAP Financial Measures: Adjusted Net Income, Adjusted EBITDA and Adjusted EPS are financial measures that have not been prepared in accordance with GAAP. See "Reconciliation of Non-GAAP Financial Measures" below for a detailed description and reconciliation of such Non-GAAP financial measures to their most directly comparable GAAP financial measures.
(2) Shares of Class V common stock that are exchangeable into shares of Class A common stock as a result of OppFi's Up-C structure are excluded from the diluted shares calculation in any period in which OppFi reports a loss because the inclusion would be antidilutive.

Fourth Quarter Key Performance Metrics

The following tables represent key quarterly metrics.

(in thousands) Unaudited	As of and for the Three Months Ended,		
	December 31, 2023	September 30, 2023	December 31, 2022

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Total Net Originations(a)	$ 191,932	$ 195,671	$ 185,851
Ending Receivables(b)	$ 416,463	$ 415,933	$ 402,180
% of Originations by Bank Partners	100%	98%	95%
Annualized Net Charge-Offs as % of Total Revenue(c)	46%	42%	59%
Annualized Net Charge-Offs as % of Average Receivables(c)	59%	55%	70%
Auto-Approval Rate(d)	73%	73%	69%

a. Total net originations include both originations by bank partners on the OppFi platform, as well as direct originations by OppFi.
b. Receivables are defined as the unpaid principal balances of loans at the end of the reporting period.
c. Annualized net charge-offs as a percentage of total revenue and annualized net charge-offs as a percentage of average receivables (defined as the unpaid principal of loans) represents total charge offs from the period less recoveries as a percent of total revenue and average receivables, respectively. Finance receivables are charged off at the earlier of the time when accounts reach 90 days past due on a recency basis, when OppFi receives notification of a customer bankruptcy or is otherwise deemed uncollectible.
d. Auto-Approval Rate is calculated by taking the number of approved loans that are not decisioned by a loan advocate or underwriter (auto-approval) divided by the total number of loans approved.

Full-Year 2024 Guidance

- Total revenue of $510 million to $530 million
- Adjusted net income of $46 million to $49 million
- Adjusted earnings per share ("EPS") of $0.53 to $0.57 based on approximate weighted average diluted shares outstanding of 86.5 million

First Quarter 2024 Guidance

- Adjusted earnings per share ("EPS") of $0.05 based on approximate weighted average diluted shares outstanding of 86.0 million

Conference Call

Management will host a conference call today at 4:30 p.m. ET to discuss OppFi's financial results and business outlook. The webcast of the conference call will be made available on the Investor Relations page of the Company's website.

The conference call can also be accessed with the following dial-in information:

- Domestic: (877) 407-0789
- International: (201) 689-8562

An archived version of the webcast will be available on OppFi's website.

About OppFi

OppFi (NYSE: OPFI; OPFI WS) is a tech-enabled, mission-driven specialty finance platform that broadens the reach of community banks to extend credit access to everyday Americans. Through transparency, responsible lending,

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financial inclusion, and an excellent customer experience, the Company supports consumers, who are turned away by mainstream options, to build better financial health. OppLoans by OppFi maintains a 4.5/5.0 star rating on Trustpilot with more than 4,100 reviews, making the Company one of the top consumer-rated financial platforms online. For more information, please visit oppfi.com.

Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. OppFi's actual results may differ from its expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as "expect," "estimate," "project," "budget," "forecast," "anticipate," "intend," "plan," "may," "will," "could," "should," "believes," "predicts," "potential," "possible," "continue," and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements include, without limitation, OppFi's expectations with respect to its first quarter and full year 2024 guidance, the future performance of OppFi's platform, and expectations for OppFi's growth and future financial performance. These forward-looking statements are based on OppFi's current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside OppFi's control and are difficult to predict. Factors that may cause such differences include, but are not limited to: the impact of general economic conditions, including economic slowdowns, inflation, interest rate changes, recessions, and tightening of credit markets on OppFi's business; the impact of challenging macroeconomic and marketplace conditions, including lingering effects of COVID-19 on OppFi's business; the impact of stimulus or other government programs; whether OppFi will be successful in obtaining declaratory relief against the Commissioner of the Department of Financial Protection and Innovation for the State of California; whether OppFi will be subject to AB 539; whether OppFi's bank partners will continue to lend in California and whether OppFi's financing sources will continue to finance the purchase of participation rights in loans originated by OppFi's bank partners in California; the impact that events involving financial institutions or the financial services industry generally, such as actual concerns or events involving liquidity, defaults, or non-performance, may have on OppFi's business; risks related to the material weakness in OppFi's internal controls over financial reporting; the ability of OppFi to grow and manage growth profitably and retain its key employees; risks related to new products; risks related to evaluating and potentially consummating acquisitions; concentration risk; risks related to OppFi's ability to comply with various covenants in its corporate and warehouse credit facilities; costs related to the business combination; changes in applicable laws or regulations; the possibility that OppFi may be adversely affected by other economic, business, and/or competitive factors; risks related to management

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transitions; risks related to the restatement of OppFi's financial statements and any accounting deficiencies or weaknesses related thereto; and other risks and uncertainties indicated from time to time in OppFi's filings with the United States Securities and Exchange Commission, in particular, contained in the section or sections captioned "Risk Factors." OppFi cautions that the foregoing list of factors is not exclusive, and readers should not place undue reliance upon any forward-looking statements, which speak only as of the date made. OppFi does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

Non-GAAP Financial Measures

This press release includes certain non-GAAP financial measures that are unaudited and do not conform to GAAP, such as Adjusted EBT, Adjusted Net Income, Adjusted EBITDA and Adjusted EPS. Adjusted EBT is defined as Net Income, plus (1) income tax expense (benefit); (2) debt issuance cost amortization; (3) other addbacks and one-time expenses, net; and (4) sublease income. Adjusted Net Income is defined as Adjusted EBT as defined above, adjusted for taxes assuming a tax rate of 21.12% for the three months ended December 31, 2023, a tax rate of 24.68% for the three months ended December 31, 2022, a tax rate of 23.56% for the full year ended December 31, 2023, and a tax rate of 24.17% for the full year ended December 31, 2022, reflecting the U.S. federal statutory rate of 21% and a blended statutory rate for state income taxes, in order to allow for a comparison with other publicly traded companies. Adjusted EBITDA is defined as Adjusted Net Income as defined above, excluding (1) pro forma and business (non-income) taxes; (2) depreciation and amortization; and (3) interest expense. Adjusted EPS is defined as Adjusted Net Income as defined above, divided by weighted average diluted shares outstanding, which represent shares of both classes of common stock outstanding, excluding 25,500,000 shares related to earnout obligations and including the impact of unvested restricted stock units, unvested performance stock units, and the employee stock purchase plan. Adjusted EPS is useful to investors and others because, due to OppFi's Up-C structure, Basic EPS calculated on a GAAP basis excludes a large percentage of OppFi's outstanding shares of common stock, which are Class V Voting Stock, and Diluted EPS calculated on a GAAP basis excludes dilutive securities, including Class V Voting Stock, in any period in which OppFi reports a loss as dilutive securities are considered to be antidilutive. These non-GAAP financial measures have not been prepared in accordance with accounting principles generally accepted in the United States and may be different from non-GAAP financial measures used by other companies. OppFi believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends. These non-GAAP measures with comparable names should not be considered in isolation from, or as an alternative to, financial measures determined in accordance with GAAP. See "Reconciliation of Non-GAAP Financial Measures" below for reconciliations for OppFi's non-GAAP financial measures to the most directly comparable GAAP financial measures. A reconciliation of projected full year 2024 Adjusted Net Income and projected first quarter and full year 2024 Adjusted EPS to the most directly comparable GAAP financial

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measures is not included in this press release because, without unreasonable efforts, the Company is unable to predict with reasonable certainty the amount or timing of non-GAAP adjustments that are used to calculate these measures.

Fourth Quarter Results of Operations

Consolidated Statements of Operations

Comparison of the three months ended December 31, 2023 and 2022

The following table presents consolidated results of operations for the three months ended December 31, 2023 and 2022 (in thousands, except number of shares and per share data).

	Three Months Ended December 31,		Change	
(unaudited)	2023	2022	$	%
Interest and loan related income	$ 131,815	$ 119,634	$ 12,181	10.2%
Other revenue	1,109	396	713	180.1
Total revenue	132,924	120,030	12,894	10.7
Change in fair value of finance receivables	(66,956)	(71,680)	4,724	(6.6)
Provision for credit losses on finance receivables	(217)	103	(320)	(310.7)
Net revenue	65,751	48,453	17,298	35.7
Expenses:				
Sales and marketing	11,247	11,339	(92)	(0.8)
Customer operations	10,309	10,381	(72)	(0.7)
Technology, products, and analytics	9,696	8,590	1,106	12.9
General, administrative, and other	13,718	17,017	(3,299)	(19.4)
Total expenses before interest expense	44,970	47,327	(2,357)	(5.0)
Interest expense	12,071	10,740	1,331	12.4
Total expenses	57,041	58,067	(1,026)	(1.8)
Income (loss) from operations	8,710	(9,614)	18,324	190.6
Change in fair value of warrant liability	(5,814)	2,328	(8,142)	(349.7)
Other income	80	53	27	50.9
Income (loss) before income taxes	2,976	(7,233)	10,209	141.1
Income tax expense (benefit)	1,034	(2,034)	3,068	150.8
Net income (loss)	1,942	(5,199)	7,141	137.4
Less: net income (loss) attributable to noncontrolling interest	7,509	(8,335)	15,844	190.1
Net (loss) income attributable to OppFi Inc.	$ (5,567)	$ 3,136	$ (8,703)	(277.5)%
(Loss) earnings per share attributable to OppFi Inc.:				
(Loss) earnings per common share:				
Basic	$ (0.31)	$ 0.22		
Diluted(a)	$ (0.31)	$ (0.22)		
Weighted average common shares outstanding:				
Basic	18,087,627	14,563,168		
Diluted(a)	18,087,627	14,563,168		

(a) Shares of Class V common stock that are exchangeable into shares of Class A common stock as a result of OppFi's Up-C structure are excluded from the diluted shares calculation in any period in which OppFi reports a loss because the inclusion would be antidilutive.

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Comparison of the twelve months ended December 31, 2023 and 2022

The following table presents consolidated results of operations for the twelve months ended December 31, 2023 and 2022 (in thousands, except number of shares and per share data).

	Year Ended December 31,		Change	
	2023	2022	$	%
	unaudited			
Interest and loan related income	$ 505,430	$ 451,448	$ 53,982	12.0%
Other revenue	3,519	1,411	2,108	149.4
Total revenue	508,949	452,859	56,090	12.4
Change in fair value of finance receivables	(231,419)	(233,959)	2,540	(1.1)
Provision for credit losses on finance receivables	(4,348)	(1,940)	(2,408)	124.1
Net revenue	273,182	216,960	56,222	25.9
Expenses:				
Sales and marketing	46,222	54,407	(8,185)	(15.0)
Customer operations	41,559	42,314	(755)	(1.8)
Technology, products, and analytics	39,161	33,439	5,722	17.1
General, administrative, and other	53,135	57,980	(4,845)	(8.4)
Total expenses before interest expense	180,077	188,140	(8,063)	(4.3)
Interest expense	46,750	35,162	11,588	33.0
Total expenses	226,827	223,302	3,525	1.6
Income (loss) from operations	46,355	(6,342)	52,697	830.9
Change in fair value of warrant liabilities	(4,976)	9,352	(14,328)	(153.2)
Other income	431	53	378	713.2
Income before income taxes	41,810	3,063	38,747	1265.0
Income tax expense (benefit)	2,331	(277)	2,608	941.5
Net income	39,479	3,340	36,139	1082.0
Less: net income (loss) attributable to noncontrolling interest	40,484	(3,758)	44,242	1177.3
Net (loss) income attributable to OppFi Inc.	$ (1,005)	$ 7,098	$ (8,103)	(114.2)%
(Loss) earnings per share attributable to OppFi Inc.:				
(Loss) earnings per common share:				
Basic	$ (0.06)	$ 0.51		
Diluted(a)	$ (0.06)	$ 0.05		
Weighted average common shares outstanding:				
Basic	16,391,199	13,913,626		
Diluted(a)	16,391,199	84,256,084		

(a) Shares of Class V common stock that are exchangeable into shares of Class A common stock as a result of OppFi's Up-C structure are excluded from the diluted shares calculation in any period in which OppFi reports a loss because the inclusion would be antidilutive.

Condensed Balance Sheets

Comparison of the periods ended December 31, 2023 and 2022

	December 31, 2023	December 31, 2022

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	unaudited	
Assets		
Cash and restricted cash	$ 73,943	$ 49,670
Finance receivables at fair value	463,320	457,296
Finance receivables at amortized cost, net	110	643
Other assets	64,170	72,230
Total assets	$ 601,543	$ 579,839
Liabilities and stockholders' equity		
Current liabilities	$ 26,448	$ 29,558
Other liabilities	40,086	42,183
Total debt	334,116	347,060
Warrant liabilities	6,864	1,888
Total liabilities	407,514	420,689
Total stockholders' equity	194,029	159,150
Total liabilities and stockholders' equity	$ 601,543	$ 579,839

Total cash and restricted cash increased by $24.3 million as of December 31, 2023 compared to December 31, 2022 driven by an increase in received payments relative to originations. Finance receivables at fair value increased by $6.0 million as of December 31, 2023 compared to December 31, 2022 due to strength in issuance volume and decrease in charge-offs throughout the second half of the year. Finance receivables at amortized cost, net decreased by $0.5 million as of December 31, 2023 compared to December 31, 2022 due to the continued rundown of OppFi Card and SalaryTap finance receivables. Other assets decreased by $8.1 million as of December 31, 2023 compared to December 31, 2022 mainly due to a decrease in property, equipment, and software of $3.7 million, a decrease in the operating lease right of use asset of $1.4 million, and a decrease in the deferred tax asset of $1.0 million.

Current liabilities decreased by $3.1 million as of December 31, 2023 compared to December 31, 2022 driven by a decrease in accounts payable of $1.9 million and a decrease in accrued expenses of $1.2 million. Other liabilities decreased by $2.1 million as of December 31, 2023 compared to December 31, 2022 driven by a decrease in the operating lease liability of $1.5 million and a decrease in the tax receivable agreement liability of $0.6 million. Total debt decreased by $12.9 million as of December 31, 2023 compared to December 31, 2022 driven by a decrease in utilization of revolving lines of credit of $12.0 million, paydown of the secured borrowing payable of $0.8 million, and a decrease in notes payable of $0.2 million. Warrant liabilities increased by $5.0 million due to the increase in the valuation of the warrants as of December 31, 2023 compared to December 31, 2022. Total stockholders' equity increased by $34.9 million as of December 31, 2023 compared to December 31, 2022 driven by net income and stock-based compensation.

Financial Capacity and Capital Resources

As of December 31, 2023, OppFi had $31.8 million in unrestricted cash, an increase of $15.6 million from December 31, 2022. As of December 31, 2023, OppFi had an additional $192.3 million of unused debt capacity under its financing facilities for future availability, representing a 37% overall undrawn capacity, an increase from $136.8 million as of December 31, 2022. The increase in undrawn debt was driven primarily by the increase in capacity of the revolving credit agreement with affiliates of Atalaya Capital Management in July 2023. Including total financing

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commitments of $525.0 million, and cash on the balance sheet of $73.9 million, OppFi had approximately $598.9 million in funding capacity as of December 31, 2023. Reconciliation of Non-GAAP Financial Measures Comparison of the three and twelve months ended December 31, 2023 and 2022 (in thousands, except share and per share data)   Three Months Ended December 31,  Variance (unaudited)     2023       2022     % Net income (loss)   $ 1,942    $ (5,199)   137.4% Income tax expense (bene�t)     1,034      (2,034)   150.8  Debt issuance cost amortization     556      746    (25.5) Other addbacks and one-time expenses, net(a)     7,809      2,836    175.4  Sublease income     (80)     (53)   50.9  Adjusted EBT     11,261      (3,704)   404.0  Less: pro forma taxes(b)     (2,378)     914    (360.2) Adjusted net income (loss)     8,883      (2,790)   418.4  Pro forma taxes(b)     2,378      (914)   360.2  Depreciation and amortization     2,907      3,525    (17.5) Interest expense     11,515      9,994    15.2  Business (non-income) taxes     128      107    19.6  Adjusted EBITDA   $ 25,811    $ 9,922    160.1%               Adjusted earnings (loss) per share   $ 0.10    $ (0.19)     Weighted average diluted shares outstanding(c)     85,721,167      14,563,168                    (a) For the three months ended December 31, 2023, other addbacks and one-time expenses, net of $7.8 million included a $5.8 million expense related to the change in fair value of the warrant liabilities, $1.0 million in expenses related to stock-based compensation, $0.7 million in expenses related to corporate development, $0.2 million in expenses related to provision for credit losses on the OppFi Card �nance receivables, and $0.1 million in expenses related to legal fees. For the three months ended December 31, 2022, other addbacks and one-time expenses, net of $2.8 million included a $(2.3) million addback due to the change in fair value of the warrant liabilities, a $3.6 million expense related to the impairment of OppFi Card �nance receivables as a result of their reclassi�cation as held for sale, $1.0 million in expenses related to stock-based compensation, a $0.5 million expense related to the impairment of the operating lease right of use asset, and $0.2 million in expenses related to severance and retention. (b) Assumes the entire company is a C-Corp with a tax rate of 21.12% for the three months ended December 31, 2023 and a tax rate of 24.68% for the three months ended December 31, 2022, re�ecting the U.S. federal statutory rate of 21% and a blended statutory rate for state income taxes, in order to allow for a comparison with other publicly traded companies. (c) Shares of Class V common stock that are exchangeable into shares of Class A common stock as a result of OppFi's Up-C structure are excluded from the diluted shares calculation in any period in which OppFi reports a loss because the inclusion would be antidilutive. (in thousands, except share and per share data)   Year Ended December 31,   Variance (unaudited)     2023       2022     % Net income   $ 39,479    $ 3,340    1082.0% Income tax expense (bene�t)     2,331      (277)   941.5  Debt issuance cost amortization     2,428      2,372    2.4  Other addbacks and one-time expenses, net(a)     12,790      1,180    983.9  Sublease income     (318)     (53)   500.0  Adjusted EBT     56,710      6,562    764.2  Less: pro forma taxes(b)     (13,361)     (1,586)   742.4  Adjusted net income     43,349      4,976    771.2  Pro forma taxes(b)     13,361      1,586    742.4  Depreciation and amortization     12,735      13,581    (6.2) Interest expense     44,322      32,789    35.2  Business (non-income) taxes     917      934    (1.8) Adjusted EBITDA   $ 114,684    $ 53,866    112.9%               Adjusted earnings per share   $ 0.51    $ 0.06      W i h d dil d h di 85 051 304 84 256 084 9

Weighted average diluted shares outstanding	85,051,304	84,256,084

(a) For the year ended December 31, 2023, other addbacks and one-time expenses, net of $12.8 million included a $5.0 million expense related to the change in fair value of the warrant liabilities, $4.1 million in expenses related to provision for credit losses on the OppFi Card finance receivables, $4.1 million in expenses related to stock-based compensation, $1.5 million in expenses related to corporate development, $0.9 million in expenses related to severance and retention, $0.3 million in expenses related to legal fees, a $(3.0) million addback related to the reclassification of OppFi Card finance receivables from assets held for sale to assets held for investment at amortized cost, and a $(0.1) million addback related to partial forgiveness of the secured borrowing payable. For the year ended December 31, 2022, other addbacks and one-time expenses, net of $1.2 million included a $(9.4) million addback related to the change in fair value of the warrant liabilities, a $3.6 million expense related to the impairment of OppFi Card finance receivables as a result of their reclassification as held for sale, $3.4 million in expenses related to stock-based compensation, $3.0 million in expenses related to severance and retention, a $0.5 million expense related to the impairment of the operating lease right of use asset, and $0.1 million in expenses related to legal fees.
(b) Assumes the entire Company is a C-Corp with a tax rate of 23.56% for the year ended December 31, 2023 and a tax rate of 24.17% for the year ended December 31, 2022, reflecting the U.S. federal statutory rate of 21% and a blended statutory rate for state income taxes, in order to allow for a comparison with other publicly traded companies.

Adjusted Earnings Per Share

	Three Months Ended December 31,	
(unaudited)	2023	2022
Weighted average Class A common stock outstanding	18,087,627	14,563,168
Weighted average Class V voting stock outstanding	92,604,532	—
Elimination of earnouts at period end	(25,500,000)	—
Dilutive impact of restricted stock units	450,286	—
Dilutive impact of performance stock units	78,722	—
Weighted average diluted shares outstanding(a)	85,721,167	14,563,168

(in thousands, except share and per share data)	Three Months Ended December 31, 2023		Three Months Ended December 31, 2022	
(unaudited)	$	Per Share	$	Per Share
Weighted average diluted shares outstanding(a)		85,721,167		14,563,168
Net income (loss)	$ 1,942	$ 0.02	$ (5,199)	$ (0.36)
Income tax expense (benefit)	1,034	0.01	(2,034)	(0.14)
Debt issuance cost amortization	556	0.01	746	0.05
Other addbacks and one-time expenses, net	7,809	0.09	2,836	0.19
Sublease income	(80)	—	(53)	—
Adjusted EBT	11,261	0.13	(3,704)	(0.25)
Less: pro forma taxes	(2,378)	(0.03)	914	0.06
Adjusted net income (loss)	8,883	$ 0.10	(2,790)	$ (0.19)

(a) Shares of Class V common stock that are exchangeable into shares of Class A common stock as a result of OppFi's Up-C structure are excluded from the diluted shares calculation in any period in which OppFi reports a loss because the inclusion would be antidilutive.

	Year Ended December 31,	
(unaudited)	2023	2022
Weighted average Class A common stock outstanding	16,391,199	13,913,626
Weighted average Class V voting stock outstanding	93,857,926	95,724,487
Elimination of earnouts at period end	(25,500,000)	(25,500,000)
Dilutive impact of restricted stock units	261,595	105,928
Dilutive impact of performance stock units	40,584	9,492

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Dilutive impact of employee stock purchase plan	—	2,551
Weighted average diluted shares outstanding	85,051,304	84,256,084

(in thousands, except share and per share data) (unaudited)	Year Ended December 31, 2023		Year Ended December 31, 2022	
	$	Per Share	$	Per Share
Weighted average diluted shares outstanding		85,051,304		84,256,084
Net income	$ 39,479	$ 0.46	$ 3,340	$ 0.04
Income tax expense (benefit)	2,331	0.03	(277)	—
Debt issuance cost amortization	2,428	0.03	2,372	0.03
Other addbacks and one-time expenses, net	12,790	0.15	1,180	0.01
Sublease income	(318)	—	(53)	—
Adjusted EBT	56,710	0.67	6,562	0.08
Less: pro forma taxes	(13,361)	(0.16)	(1,586)	(0.02)
Adjusted net income	43,349	$ 0.51	4,976	$ 0.06

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Source: OppFi

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